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                                                                   Exhibit 10.73
                                                                   -------------

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED SATISFACTORY EVIDENCE THAT SUCH REGISTRATION IS NOT REQUIRED.

                          CONVERTIBLE PROMISSORY NOTE
                          ---------------------------

$56,250.00                                                 January 12, 2000
                                                           San Diego, California


          Synbiotics Corporation, a California corporation ("Maker"), for value received, hereby promises to pay to Rigdon Currie ("Payee"), in lawful money of the United States, at 11011 Via Frontera, San Diego, California 92127, the principal sum of Fifty-Six Thousand Two Hundred Fifty Dollars and no cents ($56,250.00), together with simple interest on the unpaid principal at the rate of 6.21 percent (6.21%) per annum, interest to accrue on the basis of a 365 day year for the number of days actually elapsed. All principal together with all accrued interest shall be due and payable in one lump sum on January 12, 2006.

          At any time after the earlier of (a) immediately before an acquisition of Maker, or (b) January 12, 2002, but not previously, Payee may, at his option, convert some or all of the principal balance of this Note into shares of the Common Stock of the Maker, at the rate of $2.8125 per share (as subsequently adjusted for any stock splits, stock dividends and reverse stock splits). Accrued interest associated with converted principal shall not be reflected in the conversion quotient, and shall be deemed forgiven. To convert, Payee must deliver this Note to Maker together with a written notice of conversion. In the event of any partial conversion, Maker shall deliver to Payee a new Note, of like tenor, for the remaining principal amount.

          Reference is made to that certain Employment Agreement ("Employment Agreement") between W3 Commerce LLC and Maker, to which Payee is a third party beneficiary, executed and delivered in connection with that certain Exchange Agreement, dated as of January 12, 2000 (the "Exchange Agreement") between Maker, Payee and others. If, pursuant to the terms of the Employment Agreement, Payee ceases to be an employee of Maker prior to January 12, 2001, for any reason other than termination by Maker without Cause (as such term is defined in the Employment Agreement) (such separation from employment is herein referred to as "Employment Separation"), the rate at which the principal balance of this Note may be converted into shares of Common Stock of Maker shall be determined as follows: if Employment Separation occurs prior to April 12, 2000, the principal balance of this Note shall be convertible into shares of the Common Stock of Maker, when such conversion is allowed under the terms of this Note, at the rate of $4.69 per share (as subsequently adjusted for any stock splits, stock dividends and reverse stock splits). If Employment Separation occurs after April 12, 2000, but prior to July 12, 2000, the principal balance of this Note shall be convertible into shares of the Common Stock of Maker, when such conversion is allowed under the terms of this Note, at the rate of $4.02 per share (as subsequently adjusted for any stock splits, stock dividends and reverse stock splits). If Employment Separation occurs after July 12, 2000, but
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prior to October 12, 2000, the principal balance of this Note shall be convertible into shares of the Common Stock of Maker, when such conversion is allowed under the terms of this Note, at the rate of $3.52 per share (as subsequently adjusted for any stock splits, stock dividends and reverse stock splits). If Employment Separation occurs after October 12, 2000 but prior to January 12, 2001, the principal balance of this Note shall be convertible into shares of the Common Stock of Maker, when such conversion is allowed under the terms of this Note, at the rate of $3.125 per share (as subsequently adjusted for any stock splits, stock dividends and reverse stock splits).

          If Payee ceases at any time to be an employee of Maker due to termination without Cause, Payee shall be entitled to the full value of this Note, without regard to any of the calculations set forth in the immediately preceding paragraph.

          If Maker is acquired (except in a reincorporation), this Note shall no longer be convertible.

          This Note may be prepaid, in whole or in part, without premium or penalty, at any time, after December 30, 2003, on 20 business days' prior written notice to Payee.

          Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to Maker for cancellation.

          Maker waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of Payee in exercising any right hereunder shall operate as a waiver of such right under this Note. This Note is being delivered in and shall be construed in accordance with the laws of the State of California.

          If Maker defaults and the indebtedness represented by this Note or any part thereof is collected through legal action or other judicial proceedings, Maker agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' fees and costs incurred by Payee.

          This Note, and any Common Stock issued upon conversion hereof, are subject to an Exchange Agreement dated January 12, 2000 among Maker, Payee, and the other members of W3 Commerce LLC. Neither this Note, nor any right or interest in it, may be sold, assigned or transferred.

          Subordination Provisions
          ------------------------

          (a) Except for the issuance of shares of Common Stock of Maker upon conversion in accordance with the terms of this Note, it is agreed that, in the event of any insolvency, bankruptcy, receivership, assignment for the benefit of creditors, reorganization, or arrangement with creditors of Maker, whether or not pursuant to bankruptcy laws, or any dissolution, liquidation, or other marshalling of the assets and liabilities of Maker, all Senior Debt (defined as indebtedness to any bank or institutional lender) shall be paid in full before any payment or distribution of any character, whether in cash, securities (other than those issued in accordance with the conversion provisions above), or other property, which would otherwise, but for the subordination provisions applicable to the obligations under this Note, be payable or

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distributable for or on account of any obligations under this Note shall first be paid or distributed directly to the holders of the Senior Debt, until all Senior Debt shall have been paid in full.

          (b) Except for the issuance of shares of Common Stock of Maker upon conversion in accordance with the terms of this Note, it is agreed that, if any Senior Debt is accelerated, all such accelerated Senior Debt shall be paid in full before any payment or distribution of any character, whether in cash, securities, or other property, shall be made for or on account of any obligations under this Note. In any such event, any payment or distribution of any character, whether in cash, securities (other than those issued in accordance with the conversion provisions above), or other property, which would otherwise, but for the subordination provisions applicable to the obligations under this Note, be payable or distributable for or on account of any obligations under this Note shall first be paid or distributed directly to the holders of the Senior Debt, until all such accelerated Senior Debt shall have been paid in full.

          (c) Upon the occurrence of any event of default by Maker with respect to any Senior Debt under circumstances when the subordination provisions described in the preceding paragraphs are not applicable and the delivery by the holder of Senior Debt of written notice of such default to Maker, then, unless and until the holder of Senior Debt shall have notified Maker that such default shall have been cured or waived or shall have ceased to exist, no payment or distribution of any character, whether in cash, securities (other than those issued in accordance with the conversion provisions above), or other property, shall be made for or on account of any obligations under this Note.

          (d) If Maker makes any payment on account of any obligations under this Note in contravention of the subordination provisions described in this "Subordination Provisions" section, such payment shall be held by the Payee of the obligations under this Note for the benefit of, and shall be paid forthwith over and delivered to, Maker for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with the terms of such Senior Debt.

          (e) Payee, by acceptance of this Note, is deemed to accept, agree to, and be bound by this "Subordination Provisions" section.

                                            SYNBIOTICS CORPORATION

                                            /s/ Kenneth M. Cohen
                                            --------------------

                                            By:    Kenneth M. Cohen

                                            Title: President

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